Exhibit 10.1
Net Profits Ten Inc.
5348 Vegas Drive, Suite 141Las Vegas, NV 89108.
Phone Number: 209-694-4885

Agreement

This is a legal and binding contract

BETWEEN:
 Net Profits Ten Inc. (Hereinafter referred to as NPT)

AND:

The Programmer                      (Hereinafter referred to as the PR)

Name: Yu Heng Zhou
Address: 110-225 Mowat St. New Westminster
Social insurance number: 740707468

(NPT and the PR are hereinafter collectively referred to as the “Parties”)

PREAMBLE

WHEREAS IM wishes to enter into this agreement with the PR on the payments for the finished program (the software) known as "Mill Yearbook” which is owned by Net Profits Ten Inc and, to have the registration management website finished and working.

WHEREAS the PR wishes to enter into this agreement after having been informed of NPT’s policies and conditions with regard to the software and the website.

WHEREAS the Parties wish to evidence their agreement in writing.

WHEREAS the Parties have the capacity and powers to enter into and perform the undertakings set forth in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.00 PREAMBLE

The preamble hereto shall form an integral part hereof.

2.00 OBJECT

2.01 Position Title

NPT hereby enters this agreement with the PR to work on and complete the program called "Mill Yearbook" Creator and the registration management website for which the PR will receive payments (see 3.01 payments).

2.02 PR’s Main Duties and Responsibilities

The PR’s main duties and responsibilities shall be as follows:

See appendix 1 for details…

2.03 NPT Main Duties and Responsibilities

The NPT’s main duties and responsibilities shall be as follows:

See appendix 2 for details…

Net Profits Ten Inc.
5348 Vegas Drive, Suite 141Las Vegas, NV 89108.
Phone Number: 209-694-4885

3.00 CONSIDERATION

3.01 Payment

1.	NPT shall pay the PR $3,500 Monday June 14, 2010. This is the payment for all the work PR has done for NPT as of June 14, 2010.
2.	NPT shall pay the PR $4,500 for the work described in Appendix 1. The time for this payment must be no later than December 1, 2010.

PR commitment:

Provide to NPT the software working and ready for sale on visual basic 6 and the registration management website ready to launch on Asp.NET and SQL Server2000 not later than December 1, 2010.

In the case that PR does not have the software and website ready on time, NPT retains the right to not pay the additional $4,500 until the software is ready and tested.

/s/ Gilad David	/s/ Yu Heng Zhou
Net Profits Ten Inc.	Yu Heng Zhou

Dated 14,6,2010

Net Profits Ten Inc.
5348 Vegas Drive, Suite 141Las Vegas, NV 89108.
Phone Number: 209-694-4885

Appendix 1:

1.
Fix all incorrect performances in the software built using VB6. The software will function correctly in all aspects of operations. However based on the limitation of Visual Basic 6, some special effects may not be enabled.

2.	Add “About” window into the software which will show registration statue and some other information.
3.	PR is responsible for bugs regarding the parts of the software and website developed by PR.
4.	Realize the details of designing for military registration as follows:
a)	User can download demo version software from website.
b)	Demo version software will be limited on some functions and/or with using time limit, (example: not able to burn CD from demo software) before user registration and activation.
c)
Users will be asked to input their military information when they using the limited function in demo version software. After user input, the software will guide them to the registration website. At this time, the website will receive user’s information automatically and put it into customers list. The website will explain how to purchase, register, get registration key, and unlock those locked functions.

d)	After user purchased the software, NPT can change this user’s status via website, and server will send registration key to this user in email.
e)	User can active the software using this registration key. Demo version software will become standard version and no function limit after activation.
f)
The registration management system on the website includes: web pages for downloads, admin login, customer list, customer information edit, customer information automatic receiver, payment record, customer login, and registration key generator.

Appendix 2:

1.	NPT shall obtain the Copyright of the development platform.
2.
NPT may discuss with PR about additional functions or modification of the current functions (as described in Appendix 1) regarding the software and website. However PR may refuse additional work or demand more payment upon the additional work.

3.	NPT must provide all concerning text, web layout design, and pictures.
4.	NPT shall outsource the part of the software developed based on AutoPlay Media Studio.
5.	NPT shall provide appropriate Server which will support ASP.Net 2.0 and SQL sever 2000 for the registration management website.
6.	NPT is responsible for the maintenance and customer support for the software and website.